CANCELATION AGREEMENT

THIS CANCELATION AGREEMENT, dated as of 17 November, 2010 (the “Agreement”), is entered into by and among Alterola Biotech Inc., a Nevada corporation with headquarters located at 228 Hamilton Avenue, 3rd Floor, Palo Alto, CA (the “Company”) and Soren Nielsen (the “Stockholder”).

WITNESSETH:

WHEREAS, Stockholder is the chief executive officer and director of the Company;

WHEREAS, it is the intent of the Company and Stockholder to cancel Stockholder’s Shares (as defined below);

WHEREAS, the Stockholder wishes to cancel an aggregate of 40,000,000 shares of common stock of the Company (“Shares”) owned by the Stockholder, subject to and upon the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           AGREEMENT TO EXCHANGE.

a.       Cancelation of Common Stock.  Subject to the terms and conditions of this Agreement, Stockholder hereby agrees to cancel the Shares upon the terms described herein, for such consideration as is described in Section 1(b) below.

b.       Consideration; Delivery of Certificates.  As consideration for the cancellation of Shares, the Company agrees to issue to Stockholder a number of options to purchase shares of the Company’s common stock as shall in the future be determined by the Company’s board of directors.

2.  STOCKHOLDER’S REPRESENTATIONS AND WARRANTIES.

The Stockholder represents and warrants to, and covenants and agrees with, the Company as follows:

a.           Stockholder hereby represents that he owns, directly or indirectly, all of the Shares being canceled pursuant to this Agreement free and clear of any and all liens, other than restrictions on transfer under applicable securities laws and the shares have not been pledged, sold, transferred or licensed to any third party and are not the subject any litigation or dispute.

b.           Stockholder has made his own assessment and is satisfied concerning the relevant tax, legal and other economic considerations relevant to the cancelation of Shares and has independently evaluated the merits of his decision to consummate this Agreement.

3.           COMPANY REPRESENTATIONS, ETC.   The Company represents and warrants to the Stockholder, as of the date hereof that, except as otherwise provided herein:

a.           Transaction Documents and Stock.  This Agreement and the transactions contemplated hereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement, when executed and delivered by the Company, will be a valid and binding obligation of the Company, enforceable in accordance with its respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

b.           Authorized Shares.  The authorized capital stock of the Company consists of 140,000,000 shares of Common Stock, of which 132,730,000 shares are outstanding as of the date hereof and 10,000,000 shares of Preferred Stock, $0.001 par value, of which zero are issued and outstanding as of the date hereof.

4.           GOVERNING LAW; MISCELLANEOUS.

a.           (i)  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.  Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of New York or the state courts of the State of New York sitting in the County of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper. To the extent determined by such court, the Company shall reimburse the Stockholder for any reasonable legal fees and disbursements incurred by the Stockholder in enforcement of or protection of any of its rights herein.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(ii)  The Company and the Stockholder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof and thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

b.           Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

c.           This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

d.           All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

e.           A facsimile or electronic mail transmission of this signed Agreement shall be legal and binding on all parties hereto.

f.           This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

g.           The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

h.           If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

i.           This Agreement may be amended only by the joint consent of the parties hereto.

j.           This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

k.         JURY TRIAL WAIVER.   The Company and the Stockholder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out or in connection with this Agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed by the Stockholder and the Company as of the date set first above written.

ALTEROLA BIOTECH INC.

By:	/s/ Soren Nielsen
Name: Soren Nielsen
Title: President

STOCKHOLDER:

/s/ Soren Nielsen
Soren Nielsen